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                                                                   EXHIBIT 15.1

           AWARENESS LETTER. UNAUDITED INTERIM FINANCIAL INFORMATION

Cross Timbers Oil Company
Fort Worth, Texas

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Cross Timbers Oil Company (the "Company") for the periods ended March 31 and June 30, 1997, as indicated in our reports dated April 23 and July 24, 1997, respectively. Because we did not perform an audit, we expressed no opinion on that information.


We are aware that our reports referred to above, which were included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997, are being incorporated by reference in this Registration Statement on Form S-4.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

ARTHUR ANDERSEN LLP

Fort Worth, Texas
October 30, 1997